As filed with the Securities and Exchange Commission on April 16, 2008
File No. 001-33829

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Delaware	75-3258232
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

5301 Legacy Drive, Plano, Texas	75024
(Address of principal executive offices)	(Zip Code)
(972) 673-7000
(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered

Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☐

(Do not check if a smaller reporting company)

DR PEPPER SNAPPLE GROUP, INC.
INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry,” “Business,” “Our Relationship with Cadbury plc After the Distribution,” “The Distribution,” “Where You Can Find More Information” and “Index to Financial Statements” (and the financial statements referenced therein). Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Capitalization,” “Selected Historical Combined Financial Data,” “Unaudited Pro Forma Combined Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements” (and the financial statements referenced therein). Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section of the information statement entitled “Business — Real Property.” That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Ownership of Our Common Stock.” That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions.

The information required by this item is contained under the sections of the information statement entitled “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Relationship with Cadbury plc After the Distribution” and “Management.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business — Legal Matters.” That section is incorporated herein by reference.

Item 9.	Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Dividend Policy,” “Description of Capital Stock” and “The Distribution.” Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

On October 24, 2007, Dr Pepper Snapple Group, Inc. sold one share of common stock, par value $0.01 per share, to Cadbury Schweppes plc pursuant to Section 4(2) of Securities Act of 1933, as amended.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the section of the information statement entitled “Description of Capital Stock.” That section is incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Capital Stock — Anti-Takeover Effects of Various Provisions of Delaware Law and Our Certificate of Incorporation and By-laws — Limitations on Liability and Indemnification of Officers and Directors.” That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Selected Historical Combined Financial Data,” “Unaudited Pro Forma Combined Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements” (and the financial statements referenced therein). Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a)	Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” (and the financial statements referenced therein). That section is incorporated herein by reference.

(b)	Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit
Number		Exhibit Description

2	.1*	Form of Separation and Distribution Agreement between Cadbury Schweppes plc and Dr Pepper Snapple Group, Inc. and, solely for certain provisions set forth therein, Cadbury plc
3	.1*	Form of Amended and Restated Certificate of Incorporation of Dr Pepper Snapple Group, Inc.

Exhibit
Number		Exhibit Description

3	.2*	Form of Amended and Restated By-Laws of Dr Pepper Snapple Group, Inc.
10	.1*	Form of Transition Services Agreement between Cadbury Schweppes plc and Dr Pepper Snapple Group, Inc.
10	.2*	Form of Tax-Sharing and Indemnification Agreement between Cadbury Schweppes plc and Dr Pepper Snapple Group, Inc. and, solely for the certain provision set forth therein, Cadbury plc
10	.3*	Form of Employee Matters Agreement between Cadbury Schweppes plc and Dr Pepper Snapple Group, Inc. and, solely for certain provisions set forth therein, Cadbury plc
10	.4*	Agreement, dated June 15, 2004, between Cadbury Schweppes Bottling Group, Inc. (formerly Dr Pepper/Seven Up Bottling Group, Inc.) and CROWN Cork & Seal USA, Inc.
10	.5*†	First Amendment to the Agreement between Cadbury Schweppes Bottling Group, Inc. and CROWN Cork & Seal USA, Inc., dated August 25, 2005
10	.6*†	Second Amendment to the Agreement between Cadbury Schweppes Bottling Group, Inc. and CROWN Cork & Seal USA, Inc., dated June 21, 2006
10	.7*†	Third Amendment to the Agreement between Cadbury Schweppes Bottling Group, Inc. and CROWN Cork & Seal USA, Inc., dated April 4, 2007
10	.8*†	Fourth Amendment to the Agreement between Cadbury Schweppes Bottling Group, Inc. and CROWN Cork & Seal USA, Inc., dated September 27, 2007
10	.9*	Form of Dr Pepper License Agreement for Bottles, Cans and Pre-mix
10	.10*	Form of Dr Pepper Fountain Concentrate Agreement
10	.11*	Executive Employment Agreement, dated as of October 15, 2007, between CBI Holdings Inc. and Larry D. Young (1)
10	.12*	Executive Employment Agreement, dated as of October 13, 2007, between CBI Holdings Inc. and John O. Stewart (1)
10	.13*	Executive Employment Agreement, dated as of October 15, 2007, between CBI Holdings Inc. and Randall E. Gier (1)
10	.14*	Executive Employment Agreement, dated as of October 15, 2007, between CBI Holdings Inc. and James J. Johnston, Jr. (1)
10	.15*	Executive Employment Agreement, dated as of October 15, 2007, between CBI Holdings Inc. and Pedro Herrán Gacha (1)
10	.16*	Executive Employment Agreement, dated as of October 1, 2007, between CBI Holdings Inc. and Gilbert M. Cassagne (1)
10	.17*	Executive Employment Agreement, dated as of October 15, 2007, between CBI Holdings Inc. and John L. Belsito (1)
10	.18*	Separation Letter, dated October 3, 2007, to Gilbert M. Cassagne
10	.19*	Form of Dr Pepper Snapple Group, Inc. Omnibus Stock Incentive Plan of 2008
10	.20*	Form of Dr Pepper Snapple Group, Inc. Annual Cash Incentive Plan
10	.21*	Form of Dr Pepper Snapple Group, Inc. Employee Stock Purchase Plan
10	.22+	Amended and Restated Credit Agreement among Dr Pepper Snapple Group, Inc., various lenders and JPMorgan Chase Bank, N.A., as administrative agent, dated April 11, 2008
10	.23+	Amended and Restated Bridge Credit Agreement among Dr Pepper Snapple Group, Inc., various lenders and JPMorgan Chase Bank, N.A., as administrative agent, dated April 11, 2008

Exhibit
Number		Exhibit Description

21	.1+	List of Subsidiaries of Dr Pepper Snapple Group, Inc.
99	.1+	Preliminary Information Statement of Dr Pepper Snapple Group, Inc. dated April 16, 2008
99	.2*	Form of Letter to Cadbury Schweppes plc Shareholders
99	.3*	Form of Letter to Dr Pepper Snapple Group, Inc. Stockholders

*		Previously filed.
†		Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended.
+		Filed herewith.
(1)		CBI Holdings Inc. will be a wholly-owned subsidiary of Dr Pepper Snapple Group, Inc. upon separation.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 4 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dr Pepper Snapple Group, Inc.

By:	/s/ Larry D. Young
Name:     Larry D. Young

Title:	President and Chief Executive Officer

Date: April 16, 2008

INDEX TO EXHIBITS

Exhibit
Number		Exhibit Description

2	.1*	Form of Separation and Distribution Agreement between Cadbury Schweppes plc and Dr Pepper Snapple Group, Inc. and, solely for certain provisions set forth therein, Cadbury plc
3	.1*	Form of Amended and Restated Certificate of Incorporation of Dr Pepper Snapple Group, Inc.
3	.2*	Form of Amended and Restated By-Laws of Dr Pepper Snapple Group, Inc.
10	.1*	Form of Transition Services Agreement between Cadbury Schweppes plc and Dr Pepper Snapple Group, Inc.
10	.2*	Form of Tax-Sharing and Indemnification Agreement between Cadbury Schweppes plc and Dr Pepper Snapple Group, Inc., and solely for the certain provision set forth therein, Cadbury plc
10	.3*	Form of Employee Matters Agreement between Cadbury Schweppes plc and Dr Pepper Snapple Group, Inc. and, solely for certain provisions set forth therein, Cadbury plc
10	.4*†	Agreement, dated June 15, 2004, between Cadbury Schweppes Bottling Group, Inc. (formerly Dr Pepper/Seven Up Bottling Group, Inc.) and CROWN Cork & Seal USA, Inc.
10	.5*†	First Amendment to the Agreement between Cadbury Schweppes Bottling Group, Inc. and CROWN Cork & Seal USA, Inc., dated August 25, 2005
10	.6*†	Second Amendment to the Agreement between Cadbury Schweppes Bottling Group, Inc. and CROWN Cork & Seal USA, Inc., dated June 21, 2006
10	.7*†	Third Amendment to the Agreement between Cadbury Schweppes Bottling Group, Inc. and CROWN Cork & Seal USA, Inc., dated April 4, 2007
10	.8*†	Fourth Amendment to the Agreement between Cadbury Schweppes Bottling Group, Inc. and CROWN Cork & Seal USA, Inc., dated September 27, 2007
10	.9*	Form of Dr Pepper License Agreement for Bottles, Cans and Pre-mix
10	.10*	Form of Dr Pepper Fountain Concentrate Agreement
10	.11*	Executive Employment Agreement, dated as of October 15, 2007, between CBI Holdings Inc. and Larry D. Young(1)
10	.12*	Executive Employment Agreement, dated as of October 13, 2007, between CBI Holdings Inc. and John O. Stewart(1)
10	.13*	Executive Employment Agreement, dated as of October 15, 2007, between CBI Holdings Inc. and Randall E. Gier(1)
10	.14*	Executive Employment Agreement, dated as of October 15, 2007, between CBI Holdings Inc. and James J. Johnston, Jr.(1)
10	.15*	Executive Employment Agreement, dated as of October 15, 2007, between CBI Holdings Inc. and Pedro Herrán Gacha(1)
10	.16*	Executive Employment Agreement, dated as of October 1, 2007, between CBI Holdings Inc. and Gilbert M. Cassagne(1)
10	.17*	Executive Employment Agreement, dated as of October 15, 2007, between CBI Holdings Inc. and John L. Belsito(1)
10	.18*	Separation Letter, dated October 3, 2007, to Gilbert M. Cassagne
10	.19*	Form of Dr Pepper Snapple Group, Inc. Omnibus Stock Incentive Plan of 2008
10	.20*	Form of Dr Pepper Snapple Group, Inc. Annual Cash Incentive Plan
10	.21*	Form of Dr Pepper Snapple Group, Inc. Employee Stock Purchase Plan
10	.22+	Amended and Restated Credit Agreement among Dr Pepper Snapple Group, Inc., various lenders and JPMorgan Chase Bank, N.A., as administrative agent, dated April 11, 2008
10	.23+	Amended and Restated Bridge Credit Agreement among Dr Pepper Snapple Group, Inc., various lenders and JPMorgan Chase Bank, N.A., as administrative agent, dated April 11, 2008
21	.1+	List of Subsidiaries of Dr Pepper Snapple Group, Inc.

Exhibit
Number		Exhibit Description

99	.1+	Preliminary Information Statement of Dr Pepper Snapple Group, Inc. dated April 16, 2008
99	.2*	Form of Letter to Cadbury Schweppes plc Shareholders
99	.3*	Form of Letter to Dr Pepper Snapple Group, Inc. Stockholders

*		Previously filed.
†		Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended.
+		Filed herewith.
(1)		CBI Holdings Inc. will be a wholly-owned subsidiary of Dr Pepper Snapple Group, Inc. upon separation.